SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 1, 2022, the board of directors (the “Board”) of Salarius Pharmaceuticals, Inc. (the “Company”) amended Article II Section 2.7 of the Company’s Bylaws to change the quorum requirement for stockholder meetings from a majority to thirty-four percent (34%) of the issued and outstanding shares of the Company then entitled to vote at a meeting. The board adopted the amendment in order to be able to obtain a quorum and conduct business at stockholder meetings. The Board based its decision on the increasing prevalence of brokerage firms opting to forgo discretionary or proportionate voting of the shares held by them in street name, which is making it increasingly difficult for companies with a large retail stockholder base to obtain a quorum of the majority. The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: April 1, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer